Prepared 05-12-08

© 2008 Clark Consulting

This document is provided to assist your legal counsel in documenting your specific arrangement. The laws of the various states may differ considerably, and this specimen is for general information only. It is not a form to be signed, nor is it to be construed as legal advice. Failure to accurately document your arrangement could result in significant losses, whether from claims of those participating in the arrangement, from the heirs and beneficiaries of participants, or from regulatory agencies such as the Internal Revenue Service, the Department of Labor, or bank examiners. License is hereby granted to your legal counsel to use these materials in documenting solely your arrangement.

In general, if your bank is subject to SEC regulation, implementation of this or any other executive or director compensation program may trigger rules requiring certain disclosures on Form 8-K within four days of implementing the program. Consult with your SEC attorney, if applicable, to determine your responsibilities under the disclosure rules.

IMPORTANT NOTICE ON CODE SECTION 409A COMPLIANCE

It is critical that you consult with your legal and tax advisors to determine the impact of Internal Revenue Code Section 409A to your particular situation. On April 10, 2007 the Treasury Department issued final regulations implementing the requirements of Section 409A which apply to nonqualified deferred compensation arrangements. Documentary compliance with 409A is required by December 31, 2008.

THE NATIONAL BANK OF BLACKSBURG

Salary Continuation Agreement

SECOND AMENDMENT

TO

THE NATIONAL BANK OF BLACKSBURG

SALARY CONTINUATION AGREEMENT

DATED FEBRUARY 8, 2006

FOR

FRANK B. DENARDO

This Second Amendment is adopted this 12th day of June, 2008, by and between THE NATIONAL BANK OF BLACKSBURG, a nationally-chartered commercial bank located in Blacksburg, Virginia (the “Bank”), and FRANK B. DENARDO (the “Executive”).

The Bank and the Executive executed the Salary Continuation Agreement on February 8, 2006 effective as of January 1, 2006 (the “Agreement”).

The undersigned hereby amend the Agreement for the purpose changing the Normal Retirement Benefit. Therefore, the following change shall be made:

Section 2.1.1 of the Agreement shall be deleted in its entirety and replaced by the following:

2.1.1	Amount of Benefit. The annual benefit under this Section 2.1 is Seventy Two Thousand Four Hundred Eighty-Eight Dollars ($72,488).

IN WITNESS OF THE ABOVE, the Bank and the Executive hereby consent to this Second Amendment.

Executive:	The National Bank of Blacksburg:

/s/ F. BRAD DENARDO	By	/s/ JAMES G. RAKES
Frank B. Denardo	Title	Chairman, President & CEO

1